Exhibit 99.1

Compass Diversified Reports Third Quarter 2026 Financial Results

•Income from Continuing Operations of $23.2 million, compared with a loss of $86.7 million in the prior-year period
•Subsidiary Adjusted EBITDA excluding divested assets was $89.7 million, up 12.9% year-over-year
Westport, Conn., November 4, 2026 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and nine months ended September 30, 2026 and filed its Quarterly Report on Form 10-Q for the period.
“Our third-quarter results demonstrate the strength of our businesses and the durability of CODI’s diversified model,” said Elias Sabo, Chief Executive Officer of Compass Diversified. “Our teams delivered while continuing to advance our strategic priorities.”
“Our consumer businesses delivered an outstanding third quarter, with Adjusted EBITDA increasing 28% year-over-year, led by The Honey Pot, BOA and PrimaLoft,” said Zach Sawtelle, Chief Operating Officer of Compass Diversified. “The Honey Pot and Arnold each more than doubled Adjusted EBITDA, while BOA and PrimaLoft grew 22% and 28%, respectively.”
Sawtelle continued, “Our priorities remain clear: drive profitable growth, generate cash for debt reduction and pursue divestitures where we can realize attractive value. As we reduce leverage, we will evaluate opportunities to return capital to shareholders when appropriate. We are focused on disciplined execution and a capital allocation strategy that delivers long-term value for shareholders.”
Financial Summary – GAAP Results
Year-over-year GAAP comparisons reflect the inclusion of Lugano and Sterno’s Food Service Business in the 2025 periods. The 2026 periods exclude Lugano's operating results following its deconsolidation on November 16, 2025, while Sterno’s Food Service Business is included through its May 1, 2026 sale date.
Q3 2026 vs Q3 2025 (GAAP)
•Net revenues: $422.9 million, down 10.5%
•Net income from continuing operations: $23.2 million vs net loss from continuing operations of $86.7 million
•Net income attributable to Holdings: $21.5 million, or $0.06 per common share, vs. a net loss of $74.0 million, or $1.21 per common share
•Cash provided by operating activities: $51.6 million, vs. $10.7 million

Financial Summary – Non-GAAP Results
To facilitate comparison of CODI’s continuing subsidiaries, the following non-GAAP results exclude Lugano from the prior-year period and exclude net sales and Adjusted EBITDA attributable to the divested Sterno Food Service Business from both current and prior-year periods.
Rimports and the Food Service Business historically operated and were reported together as Sterno Group under a shared management structure. Following the sale, certain shared management and other indirect costs remained with Rimports. To provide a comparable view of the continuing business, the non-GAAP results exclude the Food Service Business’s net sales and Adjusted EBITDA and reflect the costs retained by Rimports on a consistent basis in both periods.
Q3 2026 vs Q3 2025 (Non-GAAP)
•Net revenues: $422.9 million, up 0.8%
◦Branded Consumer:      $275.6 million, up 4.3%
◦Industrial:      $147.3 million, down 5.2%
•Subsidiary Adjusted EBITDA: $89.7 million, up 12.9%
◦Branded Consumer:     $69.8 million, up 27.5%
◦Industrial:     $19.8 million, down 19.6%
Key Business Updates
During and subsequent to the quarter, CODI:
•Applied nearly $30 million in proceeds from the Lugano bankruptcy distribution to senior secured term loan debt.
Liquidity and Capital Resources
As of September 30, 2026, CODI had approximately $127.2 million in cash and cash equivalents and approximately $53.0 million in revolver availability. Total debt was $1,571.7 million, compared with $1,890.7 million as of December 31, 2025.
CODI’s leverage ratio for debt covenant purposes was approximately 4.5x as of September 30, 2026, down from 4.8x as of June 30, 2026, and senior secured net leverage was 0.5x as of September 30, 2026.
2026 Outlook
CODI is tightening its fiscal 2026 total Subsidiary Adjusted EBITDA outlook to a range of $330 million to $355 million. The midpoint remains consistent with previous guidance.

The outlook includes approximately $9 million of Adjusted EBITDA generated by the Sterno Food Service Business through its May 1, 2026 sale date. That contribution will be reflected in CODI’s reported full-year results but will not recur following the sale.

CODI’s outlook reflects higher expectations for the Branded Consumer businesses and lower expectations for the Industrial businesses relative to prior guidance.

	2026 Outlook
	Low	High
	(in millions)
Subsidiary Adjusted EBITDA
Branded Consumer	$250.0	$270.0
Industrial	$80.0	$85.0
Subsidiary Adjusted EBITDA	$330.0	$355.0

Conference Call
In conjunction with this announcement, CODI will host a conference call on November 4, 2026, at 5:00 p.m. ET / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo, Chief Operating Officer, Zach Sawtelle and Chief Financial Officer, Stephen Keller. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To avoid delays, we encourage participants to log into the webcast 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA, Subsidiary Adjusted EBITDA, Subsidiary Adjusted EBITDA excluding Lugano and the divested Sterno Food Service Business, Net Sales excluding Lugano, and Net Sales excluding Lugano and the divested Sterno Food Service Business are non-GAAP financial measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA, Subsidiary Adjusted EBITDA and Subsidiary Adjusted EBITDA excluding Lugano and the divested Sterno Food Service Business to Income (Loss) from Continuing Operations, and non-GAAP Net Sales measures to Net Sales on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA, Subsidiary Adjusted EBITDA, and Subsidiary Adjusted EBITDA excluding Lugano and the divested Sterno Food Service Business; and Net Sales to be the most directly comparable GAAP financial measure to the non-GAAP Net Sales measures. The attached schedules should be read together as continuous reconciliations of the applicable non-GAAP measures to their most directly comparable GAAP measures.

We believe that Adjusted EBITDA provides useful information to investors and reflects important financial measures, as it excludes the effects of items that reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) from Continuing Operations, Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses, non-cash charges associated with impairments and certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition.

As used in the body of this press release, Subsidiary Adjusted EBITDA refers to the sum of Adjusted EBITDA for the applicable period attributable to each consolidated subsidiary of the Company, disregarding corporate expense, unless the context indicates otherwise. Management uses Subsidiary Adjusted EBITDA to evaluate the operating performance of subsidiaries before corporate expense. Because the measure excludes corporate expense, it does not reflect CODI’s consolidated operating results and should be considered together with the comparable GAAP measure and the other information in this release.

Subsidiary Adjusted EBITDA, excluding Lugano and the divested Sterno Food Service Business, represents Subsidiary Adjusted EBITDA after excluding Adjusted EBITDA (loss) attributable to Lugano and Adjusted EBITDA attributable to the divested Sterno Food Service Business. Net Sales excluding Lugano represents reported Net Sales after excluding Net Sales attributable to Lugano for the applicable periods. Net Sales excluding Lugano and the divested Sterno Food Service Business represent reported Net Sales after excluding Net Sales attributable to those businesses for the applicable periods. We believe these measures facilitate comparison of the operating performance and net sales of CODI’s continuing subsidiaries across periods.

Adjusted EBITDA attributable to the divested Sterno Food Service Business is calculated from Rimports’ reported results by identifying the net sales and directly attributable expenses of the Food Service Business and applying CODI’s Adjusted EBITDA methodology. Rimports and the Food Service Business historically operated and were reported together as Sterno Group under a shared management structure. Following the sale, certain shared management and other indirect costs remained with Rimports. Those costs remain in Rimports' results for all periods presented. Therefore, the exclusion of the Food Service Business does not eliminate all costs historically shared by the combined operations.

In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled our 2026 Subsidiary Adjusted EBITDA guidance to the most directly comparable GAAP measure because certain components of Income (Loss) from Continuing Operations, including potential impairment charges, acquisition- and disposition-related gains, losses and expenses, fair-value adjustments and related income-tax effects, cannot be reasonably predicted without unreasonable effort. These items could be material to our future results.

These non-GAAP financial measures are not intended to be substitutes for the most directly comparable GAAP financial measures and may differ from, or otherwise be inconsistent with, similarly titled non-GAAP financial measures used by other companies.

About Compass Diversified
CODI leverages its permanent capital base and long-term disciplined approach, maintaining controlling ownership interests in each of its subsidiaries and maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations regarding its Adjusted EBITDA, subsidiary Adjusted EBITDA, plans for future divestitures and return of capital and its future performance, growth, liquidity and leverage, and the future performance of CODI’s subsidiaries. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on management’s current expectations, estimates, forecasts and assumptions and information available to management as of the date of this press release. These statements involve risks and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/export regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, or social, civil or political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we have made or may make; the ability to successfully execute divestitures and complete divestitures that we may execute; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; the cooperation of, and future concessions granted by, CODI’s lenders; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; the amount and timing of any additional recoveries from the court-approved Lugano liquidation settlement; and litigation relating to the Lugano investigation, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano investigation or related matters. Please see CODI’s Annual Report on Form 10-K filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2026	December 31, 2025
(in thousands)
Assets
Current assets
Cash and cash equivalents	$127,167	$68,015
Accounts receivable, net	195,889	202,887
Inventories, net	370,228	404,102
Prepaid expenses and other current assets	65,723	78,398
Due from related parties	1,300	20,757
Due from unconsolidated affiliate	—	71,000
Total current assets	760,307	845,159
Property, plant and equipment, net	182,625	209,742
Goodwill	830,902	895,421
Intangible assets, net	795,144	892,811
Due from unconsolidated affiliate	9,500	26,000
Other non-current assets	171,072	170,051
Total assets	$2,749,550	$3,039,184

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$245,903	$259,600
Current portion, long-term debt	75,000	37,500
Other current liabilities	47,118	52,519
Total current liabilities	368,021	349,619
Deferred income taxes	91,970	104,189
Long-term debt	1,486,272	1,839,817
Other non-current liabilities	177,640	171,896
Total liabilities	2,123,903	2,465,521
Stockholders' equity
Total stockholders' equity attributable to Holdings	483,579	442,024
Noncontrolling interest	142,068	131,639
Total stockholders' equity	625,647	573,663
Total liabilities and stockholders’ equity	$2,749,550	$3,039,184

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net sales	$422,930	$472,562	$1,273,827	$1,405,027
Cost of sales	224,420	264,847	685,996	792,739
Gross profit	198,510	207,715	587,831	612,288
Operating expenses:
Selling, general and administrative expense	130,362	179,315	396,709	491,804
Management fees	13,651	16,213	43,402	54,111
Amortization expense	22,652	23,254	68,182	69,722
Impairment expense	—	—	20,500	31,515
Other operating income	—	—	(10,234)	—
Operating income (loss)	31,845	(11,067)	69,272	(34,864)
Other income (expense):
Interest expense, net	(21,769)	(66,721)	(73,159)	(136,668)
Amortization of debt issuance costs	(1,711)	(826)	(5,805)	(2,922)
Loss on debt modification	(1,038)	—	(1,038)	(2,827)
Increase (decrease) in fair value of receivable due from unconsolidated affiliate	303	—	(57,697)	—
Gain on sale of product division	(4,338)	—	178,004	—
Other expense, net	(239)	(2,343)	(3,038)	(14,311)
Net income (loss) from continuing operations before income taxes	3,053	(80,957)	106,539	(191,592)
Provision (benefit) for income taxes	(20,140)	5,763	32,303	25,659
Income (loss) from continuing operations	23,193	(86,720)	74,236	(217,251)
Gain (loss) on sale of discontinued operations	435	(523)	2,072	2,326
Net income (loss)	23,628	(87,243)	76,308	(214,925)
Less: Net income (loss) from continuing operations attributable to noncontrolling interest	2,084	(13,228)	4,434	(59,700)
Net income (loss) attributable to Holdings	$21,544	$(74,015)	$71,874	$(155,225)

Amounts attributable to Holdings
Income (loss) from continuing operations	$21,109	$(73,492)	$69,802	$(157,551)
Gain (loss) on sale of discontinued operations, net of income tax	435	(523)	2,072	2,326
Net income (loss) attributable to Holdings	$21,544	$(74,015)	$71,874	$(155,225)

Basic income (loss) per common share attributable to Holdings
Continuing operations	$0.05	$(1.20)	$0.42	$(2.53)
Discontinued operations	0.01	(0.01)	0.03	0.03
	$0.06	$(1.21)	$0.45	$(2.50)

Basic weighted average number of common shares outstanding	75,236	75,236	75,236	75,236

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended September 30, 2026
(Unaudited)

	Corporate	5.11	BOA	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Rimports	Consolidated
Income (loss) from continuing operations	$(5,312)	$11,334	$10,214	$(3,492)	$7,481	$2,546	$(1,936)	$1,761	$597	$23,193
Adjusted for:
Provision (benefit) for income taxes	(27,176)	2,972	2,125	(1,097)	2,572	(44)	(1,965)	2,240	233	(20,140)
Interest expense, net	21,633	(1)	—	(12)	6	9	—	134	(1)	21,768
Intercompany interest	(17,264)	2,147	2,225	3,590	1,495	1,800	3,866	2,128	13	—
Loss on debt modification	1,038	—	—	—	—	—	—	—	—	1,038
Depreciation and amortization	1,111	4,971	5,322	5,313	4,150	1,522	6,607	2,647	3,007	34,650
EBITDA	(25,970)	21,423	19,886	4,302	15,704	5,833	6,572	8,910	3,849	60,509
Other (income) expense	4,036	(44)	125	3	(16)	58	175	1	(62)	4,276
Noncontrolling shareholder compensation	—	489	990	755	325	4	251	27	—	2,841
Other	—	—	—	—	—	—	—	—	113	113
Adjusted EBITDA	$(21,934)	$21,868	$21,001	$5,060	$16,013	$5,895	$6,998	$8,938	$3,900	$67,739

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2025
(Unaudited)

	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated

Income (loss) from continuing operations	$(77,345)	$9,628	$5,399	$(34,211)	$(4,534)	$196	$1,318	$(714)	$7,546	$5,997	$(86,720)
Adjusted for:
Provision (benefit) for income taxes	9,601	3,006	1,573	—	(1,439)	76	(72)	(265)	(8,643)	1,926	5,763
Interest expense, net	61,480	(1)	(1)	5,084	(9)	(1)	21	—	148	—	66,721
Intercompany interest	(40,752)	3,819	3,515	16,555	4,037	2,347	1,908	4,427	2,152	1,992	—
Loss on debt modification	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	(251)	5,443	5,253	725	5,296	4,156	1,353	6,672	2,781	3,536	34,964
EBITDA	(47,267)	21,895	15,739	(11,847)	3,351	6,774	4,528	10,120	3,984	13,451	20,728
Other (income) expense	—	(257)	118	1,288	8	(21)	(268)	1,587	4	(116)	2,343
Noncontrolling shareholder compensation	—	571	1,375	643	585	382	5	239	4	269	4,073
Impairment expense	—	—	—	—	—		—	—	—	—	—
Other (1)	—	—	—	—	—	—	—	2,889	149	117	3,155
Adjusted EBITDA	$(47,267)	$22,209	$17,232	$(9,916)	$3,944	$7,135	$4,265	$14,835	$4,141	$13,721	$30,299

(1) Other represents specified operating expenses that are included by management in the calculation of Adjusted EBITDA when analyzing monthly operating results of our subsidiaries. In the third quarter of 2025, the calculation of Adjusted EBITDA for Arnold includes the add-back of certain expenses that have been incurred related to the relocation of two of Arnold's facilities in the United States and severance costs related to chief executive officer at Arnold. For Altor, other includes the add-back of certain expenses incurred related to restructuring of their facilities after the acquisition of Lifoam.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine months ended September 30, 2026
(Unaudited)

	Corporate	5.11	BOA	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Rimports (1)	Consolidated
Income (loss) from continuing operations	$8,923	$23,810	$36,686	$(22,771)	$16,787	$(2,406)	$522	$2,314	$10,371	$74,236
Adjusted for:
Provision (benefit) for income taxes	8,734	4,765	5,996	883	5,479	81	(261)	2,948	3,678	32,303
Interest expense, net	72,833	(3)	—	(28)	17	25	—	422	(107)	73,159
Intercompany interest	(55,609)	7,664	7,547	10,875	5,148	4,915	11,633	6,382	1,445	—
Loss on debt modification	1,038	—	—	—	—	—	—	—	—	1,038
Depreciation and amortization	3,754	16,415	15,867	15,957	12,457	4,301	19,768	8,095	9,930	106,544
EBITDA	39,673	52,651	66,096	4,916	39,888	6,916	31,662	20,161	25,317	287,280
Other (income) expense (2)	(117,504)	(16)	249	14	(82)	(256)	579	3	(256)	(117,269)
Non-controlling shareholder compensation	—	1,786	2,942	1,937	1,008	12	601	79	315	8,680
Impairment expense	—	—	—	20,500	—	—	—	—	—	20,500
Other (3)	—	—	—	—	—	—	(9,698)	—	338	(9,360)
Adjusted EBITDA	$(77,831)	$54,421	$69,287	$27,367	$40,814	$6,672	$23,144	$20,243	$25,714	$189,831

(1) Rimports includes the Adjusted EBITDA of the Sterno food service product division from January 1, 2026 through the date of sale, May 1, 2026.

(2) The amount of Other (income) expense at corporate includes the change in the fair value of the receivable due from unconsolidated affiliate ($57.7 million) and the gain on the sale of the Sterno food service product division ($178.0 million).

(3) Other in the nine months ended September 30, 2026 includes the add-back of a gain on sale leaseback at Altor.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Nine Months Ended September 30, 2025
(Unaudited)

	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(105,368)	$18,392	$22,656	$(154,653)	$(4,710)	$2,785	$(5,413)	$492	$(7,395)	$15,963	$(217,251)
Adjusted for:
Provision (benefit) for income taxes	9,601	5,468	3,796	(255)	(511)	846	41	377	1,172	5,124	25,659
Interest expense, net	115,406	(3)	(3)	20,846	(22)	(8)	8	—	444	—	136,668
Intercompany interest	(121,688)	10,910	11,235	48,360	12,180	7,371	5,004	13,980	6,186	6,462	—
Loss on debt modification	2,827	—	—	—	—	—	—	—	—	—	2,827
Depreciation and amortization	(283)	16,746	15,749	3,793	15,950	12,475	4,090	19,787	8,062	10,522	106,891
EBITDA	(99,505)	51,513	53,433	(81,909)	22,887	23,469	3,730	34,636	8,469	38,071	54,794
Other (income) expense	12	(394)	223	13,017	20	18	(478)	2,177	25	(309)	14,311
Non-controlling shareholder compensation	—	1,738	4,089	2,185	1,753	826	127	726	12	818	12,274
Impairment expense	—	—	—	31,515	—	—	—	—	—	—	31,515
Integration services fee	—	—	—	—	—	875	—	—	—	—	875
Other (1)	—	—	—	—	—	—	—	5,943	2,359	280	8,582
Adjusted EBITDA	$(99,493)	$52,857	$57,745	$(35,192)	$24,660	$25,188	$3,379	$43,482	$10,865	$38,860	$122,351

(1) Other represents specified operating expenses that are included by management in the calculation of Adjusted EBITDA when analyzing monthly operating results of our subsidiaries. In the current year, the calculation of Adjusted EBITDA for Arnold includes the add-back of certain expenses that have been incurred related to the relocation of two of Arnold's facilities in the United States and severance costs related to the chief executive officer at Arnold. For Altor, other includes the add-back of certain expenses incurred related to restructuring of their facilities after the acquisition of Lifoam.

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Branded Consumer
5.11	$21,868	$22,209	$54,421	$52,857
BOA	21,001	17,232	69,287	57,745
Lugano	—	(9,916)	—	(35,192)
PrimaLoft	5,060	3,944	27,367	24,660
The Honey Pot Co.	16,013	7,135	40,814	25,188
Velocity Outdoor	5,895	4,265	6,672	3,379
Total Branded Consumer	$69,837	$44,869	$198,561	$128,637

Industrial
Altor Solutions	6,998	14,835	23,144	43,482
Arnold Magnetics	8,938	4,141	20,243	10,865
Rimports	3,900	13,721	25,714	38,860
Total Industrial	$19,836	$32,697	$69,101	$93,207
Total Subsidiary Adjusted EBITDA	89,673	77,566	267,662	221,844
Corporate expense	(21,934)	(47,267)	(77,831)	(99,493)
Total Adjusted EBITDA	$67,739	$30,299	$189,831	$122,351

Compass Diversified Holdings
Subsidiary Adjusted EBITDA, Excluding Lugano and Divested Sterno Food Service Business
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025

Total Branded Consumer	$69,837	$44,869	$198,561	$128,637
Less: Adjusted EBITDA (loss) attributable to Lugano	—	(9,916)	—	(35,192)
Total Branded Consumer, excluding Lugano	$69,837	$54,785	$198,561	$163,829

Total Industrial	$19,836	$32,697	$69,101	$93,207
Less: Adjusted EBITDA attributable to the divested Sterno Food Service Business (1)	—	8,029	9,401	24,392
Total Industrial, excluding the divested Sterno Food Service Business	$19,836	$24,668	$59,700	$68,815

Subsidiary Adjusted EBITDA, excluding Lugano and the divested Sterno Food Service Business	$89,673	$79,453	$258,261	$232,644

(1) Adjusted EBITDA attributable to the divested Sterno Food Service Business is calculated from the reported results of Rimports by identifying the net sales and directly attributable expenses of the Food Service Business and applying CODI’s Adjusted EBITDA methodology. The calculation does not allocate to the Food Service Business shared management or other indirect costs that were not specifically attributable to that business.

Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Branded Consumer
5.11	$133,866	$143,240	$384,337	$404,052
BOA	52,970	43,941	164,146	141,187
Lugano	—	17,350	—	70,966
PrimaLoft	16,311	13,294	67,977	61,794
The Honey Pot	42,774	34,727	126,320	103,716
Velocity Outdoor	29,719	29,040	60,654	57,454
Total Branded Consumer	$275,640	$281,592	$803,434	$839,169

Industrial
Altor Solutions	$64,627	79,824	$194,931	$239,386
Arnold Magnetics	47,654	37,686	131,059	110,126
Rimports (1)	35,009	73,460	144,403	216,346
Total Industrial	$147,290	$190,970	$470,393	$565,858

Total Subsidiary Net Sales	$422,930	$472,562	$1,273,827	$1,405,027
(1) During the second quarter of 2026, the Company completed the sale of Sterno’s food service business. Prior to the sale, Sterno distributed Rimports, its home fragrance business, to its stockholders, and Rimports remained a majority owned subsidiary of the LLC. Accordingly, the net sales presented above includes the results of Sterno’s food service business through the May 1, 2026 date of sale and the results of Rimports for all periods presented, including the three and nine months ended September 30, 2026 and 2025.

Compass Diversified Holdings
Net Sales to Non-GAAP Net Sales (excluding Lugano and the Divested Sterno Food Service Business) Reconciliation
(unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025
Net sales	$422,930	$472,562	$1,273,827	$1,405,027
Less: net sales attributable to Lugano	—	(17,350)	—	(70,966)
Net sales, excluding Lugano	$422,930	$455,212	$1,273,827	$1,334,061
Less: net sales attributable to the divested Sterno Food Service Business (1)	—	(35,665)	(45,125)	(107,212)
Net sales, excluding Lugano and the divested Sterno Food Service Business	$422,930	$419,547	$1,228,702	$1,226,849

Total Branded Consumer	$275,640	$281,592	$803,434	$839,169
Less: net sales attributable to Lugano	—	(17,350)	—	(70,966)
Total Branded Consumer, excluding Lugano	$275,640	$264,242	$803,434	$768,203
Total Industrial	$147,290	$190,970	$470,393	$565,858
Less: net sales attributable to the divested Sterno Food Service Business	—	(35,665)	(45,125)	(107,212)
Total Industrial, excluding the divested Sterno Food Service Business	$147,290	$155,305	$425,268	$458,646

Net sales, excluding Lugano and the divested Sterno Food Service Business	$422,930	$419,547	$1,228,702	$1,226,849

(1) Net sales attributable to the divested Sterno Food Service Business represent the net sales of those operations through the May 1, 2026 date of sale and for all prior periods presented.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025

Net cash provided by (used in) operating activities	$51,551	$10,674	$105,168	$(53,834)
Net cash provided by (used in) investing activities	21,508	(10,897)	310,635	(33,084)
Net cash provided by (used in) financing activities	(32,731)	(12,323)	(355,195)	86,055
Foreign currency impact on cash	(604)	(72)	(1,456)	2,343
Net increase (decrease) in cash and cash equivalents	39,724	(12,618)	59,152	1,480
Cash and cash equivalents - beginning of the period	87,443	73,757	68,015	59,659
Cash and cash equivalents - end of the period	$127,167	$61,139	$127,167	$61,139

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2026	2025	2026	2025

Changes in operating assets and liabilities	$(7,642)	$38,220	$33,229	$(12,547)
Purchases of property and equipment	$(6,628)	$(10,193)	$(17,971)	$(34,176)
Distributions paid - common shares	$—	$—	$—	$(37,618)
Distributions paid - preferred shares	$(9,714)	$(9,714)	$(29,143)	$(18,148)